Exhibit 99.1

FOR IMMEDIATE RELEASE

Itron to Acquire Silver Spring Networks to Accelerate Smart Grid and Smart City Innovation and Growth

Advances strategy to provide value-added services and outcomes-based solutions

Enhances capabilities that increase efficiency for utilities, smart cities and enterprises

Accretive to non-GAAP EPS and adjusted EBITDA in 2019

Itron to host webcast today at 8:30 a.m. EDT to discuss the transaction

LIBERTY LAKE, Wash. and SAN JOSE, Calif. — Sept. 18, 2017 — Itron, Inc. (NASDAQ: ITRI) and Silver Spring Networks, Inc. (NYSE: SSNI) today announced that they have signed a definitive agreement for Itron to acquire all outstanding shares of Silver Spring for $16.25 per share in cash. The transaction is valued at approximately $830 million, net of $118 million of Silver Spring’s cash. This represents a premium of 25 percent to Silver Spring’s closing share price on Sept. 15, 2017, the last trading day prior to the announcement of the transaction. The transaction has been unanimously approved by the boards of directors of both companies.

Headquartered in San Jose, California, Silver Spring provides Internet of Important Things™ connectivity platforms and solutions to utilities and cities. In 2016, Silver Spring generated revenues of $311 million with a gross margin of 44 percent and ended the year with $1.2 billion of backlog. With its global footprint in the smart utility and smart city sectors, Silver Spring generated more than 20 percent of its revenues through its primarily recurring managed services and SaaS solutions, an area of strategic focus for Itron. To date, Silver Spring has delivered more than 26.7 million network-enabled devices across five continents.

Itron anticipates approximately $50 million in annualized cost synergies to be substantially realized within three years of completing the transaction by optimizing combined operations and expenses. The acquisition is expected to have a positive impact on Itron’s long-term growth rate, be accretive to gross margin in the first year after completing the transaction and be accretive to non-GAAP EPS and adjusted EBITDA in the second year, excluding one-time, transaction-related costs and including stock-based compensation costs that Silver Spring currently excludes from its reported non-GAAP results.

“The addition of Silver Spring brings more capabilities to our offerings and advances our strategy of delivering highly secure, value-generating solutions for the critical infrastructure within utilities, smart cities and the broader industrial IoT sector,” said Philip Mezey, Itron’s president and chief executive officer. “By converging our complementary, standards-based technologies, we will enhance customer efficiencies with solutions that optimize devices, network technologies, outcomes and analytics. This enables us to increase investment in new solutions and accelerate innovation for our combined customer base, covering more than 200 million people.

“This transaction also increases our presence in the sizable industrial IoT segment, driving higher growth with recurring revenues and enabling Itron to increase profitability beyond our mid-teens EBITDA margin target,” continued Mezey. “Combining Silver Spring’s entrepreneurial culture and proven capabilities with Itron’s operational strengths, depth of solutions and customer intimacy will result in a company that is well-positioned in the fast growing critical infrastructure space. We look forward to welcoming Silver Spring’s talented team of engineers and professionals to Itron and are confident that together, we are best equipped to provide industry-leading solutions that will deliver greater value to our customers.”

Mike Bell, president and chief executive officer of Silver Spring Networks, said, “Joining forces with Itron will enable us to help more utilities and cities adopt the industrial Internet, improve their performance and reliability, and better position themselves for a connected future. This strong combination will address end-to-end solutions for our customers and will create immediate value for our stockholders; it will also provide new opportunities for our employees as part of a larger, global technology leader for the Internet of Important Things.”

Compelling strategic and financial benefits

•	More value for customers: Itron envisions it will converge the best of both companies’ complementary technologies to provide streamlined solutions on standards-based platforms, allowing the combined company to optimize industrial networks and deliver more solutions that increase value for customers.

•	Large partner ecosystem: Itron values an open platform approach to industry partners and is committed to supporting multi-vendor offerings for the smart utility and smart city sectors.

•	Enhances value-added services: With more than 90 million smart endpoints globally from the combined customer bases, Itron will be able to offer customers more outcome-based solutions, creating a large recurring revenue opportunity in the high-growth software and services segment.

•	Accelerates innovation: The combined company’s strong engineering talent, technology and deep data domain expertise will drive greater innovation and support for customers.

•	Significant synergies: Itron anticipates approximately $50 million of annualized cost synergies within three years of completing the transaction by optimizing combined operating expenses. The transaction also will create additional revenue synergy potential.

•	Accretive transaction: The acquisition is expected to have a positive impact on Itron’s long-term growth rate, be accretive to gross margin in the first year and be accretive to non-GAAP EPS and adjusted EBITDA margin in year two, excluding one-time, transaction-related costs.

Itron plans to finance the transaction using a combination of cash and approximately $750 million in incremental new debt. Fully committed financing has been provided by Wells Fargo.

The transaction is expected to close in late 2017 or early 2018 and is subject to customary closing conditions, including regulatory approval and the approval of Silver Spring’s stockholders.

Centerview Partners and Credit Suisse are acting as financial advisors to Itron, and Jones Day is acting as its legal advisor. Evercore is acting as financial advisor and Fenwick & West LLP as legal advisor to Silver Spring.

Company Webcast

Itron will host a webcast today, Sept. 18, 2017 at 8:30 a.m. EDT to discuss this transaction. The webcast and presentation materials will be made available 10 minutes before the start of the call and will be accessible on Itron’s website at http://investors.itron.com/events.cfm. A replay of the audio webcast will be made available at http://investors.itron.com/events.cfm. A telephone replay of the conference call will be available through Sept. 29, 2017. To access the telephone replay, dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) and enter passcode 5228925.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Itron® and OpenWay® are registered trademarks of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

About Silver Spring Networks

Silver Spring Networks enables the Internet of Important Things™ by reliably and securely connecting things that matter. Cities, utilities, and companies on five continents use the company’s cost-effective, high-performance IoT network and data platform to operate more efficiently, get greener, and enable innovative services that can improve the lives of millions of people. With more than 26.7 million devices delivered, Silver Spring provides a proven standards-based platform safeguarded with military grade security. Silver Spring Networks’ customers include Baltimore Gas & Electric, CitiPower & Powercor, ComEd, Consolidated Edison, CPS Energy, Florida Power & Light, Pacific Gas & Electric, Pepco Holdings, and Singapore Power. Silver Spring has also deployed networks in Smart Cities including Copenhagen, Glasgow, Paris, Providence, and Stockholm. To learn more, visit www.ssni.com.

Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, adjusted EBITDA margin, constant currency and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-

GAAP and the nearest GAAP financial measures are included in our 10-K for the year ended Dec. 31, 2016.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts, including statements about beliefs, plans and expectations are forward-looking statements. Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions are forward-looking statements. Forward looking statements are based on current expectations and are subject to a number of risks, factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those described in these forward looking statements include, without limitation: the risk that Silver Spring’s stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Silver Spring’s operations into those of Itron; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Silver Spring; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Itron in connection with the transaction and the potential impact on the rating of indebtedness of Itron; legal proceedings that may be instituted against Itron or Silver Spring and others following announcement of the proposed transaction; the effects of the business combination of Itron and Silver Spring, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Silver Spring’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2016 and Silver Spring’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017, which are available at http://www.sec.gov and on Silver Spring’s website at www.ssni.com; and other factors discussed in Itron’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016 and Itron’s other filings with the SEC, which are available at http://www.sec.gov and on Itron’s website at www.Itron.com. Itron and Silver Spring assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Important Additional Information and Where to Find It

This communication relates to the proposed merger transaction in which Itron will acquire Silver Spring. In connection with the proposed transaction, Itron and Silver Spring intend to file relevant materials with the SEC, including Silver Spring’s proxy statement on Schedule 14A. This communication does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities and is not a substitute for the proxy statement or any other document that Silver Spring may file with the SEC or send to its stockholders. Following the filing of the definitive proxy statement with the SEC, Silver Spring will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Silver Spring special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SILVER SPRING ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THESE OTHER MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ITRON, SILVER SPRING AND THE PROPOSED TRANSACTION. The proxy statement and other documents filed by Silver Spring with the SEC may be obtained free of charge at Silver Spring’s website www.ssni.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Silver Spring by requesting them by mail at Silver Spring, 230 West Tasman Drive, San Jose, California 95134, Attention: Investor Relations, or by telephone at Silver Spring (669) 770-4333. The documents filed by Itron with the SEC may be obtained free of charge at Itron’s website at www.itron.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Itron by requesting them by mail at 2111 N Molter Road, Liberty Lake, Washington 99019, Attention: Investor Relations, or by telephone at (509) 891-3283.

Certain Participants in the Solicitation

Itron, Silver Spring and certain of their directors, officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Silver Spring in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Silver Spring’s stockholders in connection with the proposed transaction, and any direct or indirect interests, by security holdings or otherwise, they have in the proposed transaction, will be set forth in Silver Spring’s definitive proxy statement when it is filed with the SEC. Information regarding Silver Spring’s directors and executive officers and their ownership of Silver Spring’s securities is set forth in the definitive proxy statement for Silver Spring’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2017, and its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, which was filed with the SEC on March 10, 2017. To the extent holdings of such participants in Silver Spring’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2017 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge at the SEC’s website at www.sec.gov.

For additional information, contact:

Itron, Inc.

Media Contact:

Angela Lockwood

Director, Global Marketing

(509) 891-3524

Investor Contact:

Barbara Doyle

Vice President, Investor Relations

(509) 891-3443

Silver Spring Networks

Media Contact:

Amy Nunnemacher

Senior Manager, Public Relations

(669) 770-4183

Investor Contact:

Mark McKechnie

Vice President, Investor Relations

(669) 770-4664